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                                                                    EXHIBIT 5.01

[Letterhead of Fenwick & West LLP]

                                 June 6, 2000

Exodus Communications, Inc.
2831 Mission College Boulevard
Santa Clara, CA  95054

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about June 6, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 10,800,000 shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of (a) stock options granted or to be granted by you under the 1998 Equity Incentive Plan, as amended (the "1998 Plan") or (b) purchase rights granted or to be granted under your 1998 Employee Stock Purchase Plan, as amended (the "Purchase Plan"). The plans referred to in clauses (a) and (b) above are collectively referred to in this letter as the "Plans". In rendering this opinion, we have examined the following:

     (1) the Restated Certificate of Incorporation of Exodus Communications, Inc. (the "Company"), as amended June 6, 2000, certified by the Delaware Secretary of State on June 6, 2000;

     (2) the Company's Bylaws, certified by the Company's Secretary on June 6, 2000;

     (3) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

     (4)  the prospectus prepared in connection with the Registration Statement;

     (5) copies provided to us of the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, Exodus Communications, Inc., a California corporation, which are maintained by you;

     (6) a certificate from your transfer agent dated June 6, 2000 regarding the number of shares outstanding, and a list prepared by you identifying all outstanding options, warrants and other rights to acquire your capital stock and other shares reserved for future issuance; and

     (7) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals or copies of originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters;
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however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and, of State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have become effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that 10,800,000 shares of Stock that may be issued and sold by you upon the exercise of (a) stock options granted or to be granted by you under the 1998 Plan, and (b) purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements entered into or to be entered into thereunder, and in the manner referred to in the prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP

                              By:    /s/ Horace L. Nash
                                 ----------------------------
                                 Horace L. Nash, Partner